NEITHER THIS NOTE, NOR THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF CENSTAR ENERGY CORP. THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO CENSTAR ENERGY CORP., (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, (C) IN ACCORDANCE WITH RULE 144, RULE 145 OR RULE 144A UNDER THE SECURITIES ACT, IF APPLICABLE, AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (D) IF CENSTAR ENERGY CORP. HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CENSTAR ENERGY CORP., OR OTHERWISE SATISFIED ITSELF, THAT THE TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE U.S. STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES.

CENSTAR ENERGY CORP.
AMENDED AND RESTATED PROMISSORY NOTE

Original Issuance Date: July 1, 2017, as Amended and Restated as of January 12, 2018
Houston, Texas

For value received, CenStar Energy Corp., a New York corporation (“CenStar” or the “Issuer”), promises to pay to the order of Woden Holdings, LLC (fka Verde Energy USA Holdings, LLC) (the “Holder”), the principal sum of Twenty Million and No/100 US Dollars ($20,000,000.00). This amended and restated promissory note (this “Note”) amends and restates in its entirety, and is being issued as a replacement to, the Note originally issued pursuant to that certain Membership Interest and Stock Purchase Agreement dated as of May 5, 2017 among Holder, CenStar, and Spark Energy, Inc. (the “MIPA”) and is subject to the following terms and conditions. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the MIPA.

1.Interest, Maturity and Default

(a)Interest on this Note shall accrue from the Issuance Date through December 31, 2017 on the unpaid principal balance at a rate equal to five percent (5%) per annum and thereafter at nine percent (9%) per annum, with principal and interest payable monthly on the first day of each month in which this Note is outstanding commencing on the first day of the month immediately following the Issuance Date (each a “Payment Date”) in accordance with the amortization schedule set forth on Appendix A hereto, provided, however, that (1) an amount shall be withheld from each payment and deposited into the Escrow Account with the Escrow Agent in accordance with the amortization schedule set forth on Appendix A hereto, which amounts so withheld are subject to adjustment pursuant to Section 2.7(d) of the MIPA, and (2) the payments shown on the amortization schedule are subject to offset as provided in Section 3 of this Note. The foregoing amounts, once withheld or offset, shall not constitute amounts due and owing by Issuer hereunder, and Holder releases all claims hereunder to such amounts as they shall be governed by the terms of the MIPA and the Escrow Agreement. Holder shall not be entitled to demand that the authorized withholdings or offsets under this Section 1(a) be amended or terminated. Any payment received by Holder more than ten (10) days after it is due shall be subject to a late charge of five percent (5%) of the amount due. Subject to Section 3 of this Note and unless sooner paid, the entire outstanding principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on the 18-month anniversary of the Issuance Date. Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or a date on which banks in the State of Texas are authorized or required to be closed, such payment will be made on the next succeeding business day.

(b)The following events shall constitute an event of default (each an “Event of Default”): (i) the execution by Issuer of a general assignment for the benefit of creditors, (ii) the filing by or against Issuer of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more, (iii) the appointment of a receiver or trustee to take possession of the property or assets of Issuer, or (iv) Issuer’s failure to pay any sum due on this Note and such failure continues for more than five (5) days after receipt of notice by the Issuer; provided however, that no such failure under clause (iv) of this paragraph shall be considered an Event of Default if the Issuer has elected to offset or reduce this Note by such amount in accordance with Section 3, and a good faith dispute exists between the Holder and Issuer regarding the ability of Issuer to make such offset or reduction. After an Event of Default, the interest rate on this Note will be increased to a fixed rate per annum equal to twelve percent (12%).

(c)At the option of Holder, the entire principal balance of this Note and accrued interest thereon shall at once become due and payable without notice or demand upon the occurrence of an Event of Default in clause (iv) of the preceding paragraph, provided that Holder has given Issuer a second notice after the expiration of the five (5) day period described in clause (iv) of the preceding paragraph, and such failure continues for more than five (5) days after receipt of the second notice by the Issuer, and Holder may proceed to exercise any rights it has under this Note or at law, in equity or otherwise. Notwithstanding the preceding sentence, the entire principal balance of this Note shall become due and payable, without any action by the Holder, upon the occurrence of any Event of Default in clause (i), (ii) or (iii) of the preceding paragraph, and Holder may proceed to exercise any rights it has under this Note or at law, in equity or otherwise.

(d)Issuer hereby waives presentment, demand and notice in connection with the delivery, acceptance, performance, default or enforcement of this Note, except as otherwise expressly provided herein.

2.Unsecured Obligation

The indebtedness evidenced by this Note, including principal and interest, is unsecured, but is guaranteed by the Guarantor.

3.Rights to Setoff

The Issuer shall have the option, at its sole discretion, to notify Holder of its election to offset any Final Deficiency pursuant to Section 2.5(e) of the MIPA, and Losses and Indeterminate Loss Amounts pursuant to Section 2.7(c) and Section 10.9 of the MIPA, against any unpaid principal of, and all accrued and unpaid interest under, this Note on a dollar-for-dollar basis (the “Setoff Notification”). If within fifteen (15) days after receiving the Setoff Notification, Holder notifies the Issuer that it will pay all such amounts and tenders payment thereof within such fifteen (15) day period, no such setoff referenced in this Section 3 shall occur. The parties hereby agree that the amount offset shall be applied first to accrued but unpaid interest and the remainder applied to principal of this Note. These rights of offset shall be exercisable by Issuer consistent with this Section 3 by giving written notice to Holder from time to time specifying the amount being offset and the effective date of such offset.

4.Payment

All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to CenStar. Payment shall be credited first to the accrued but unpaid interest then due and payable and the remainder applied to principal. Any amounts due in connection with this Note may be prepaid in whole or in part at any time without penalty upon ten (10) days’ advance notice by CenStar to the registered holder of this Note. Any partial prepayment of this Note will be applied against the remaining installments in inverse order of maturity.

5.Representations and Warranties of Holder

Holder hereby makes the representations and warranties set forth on attached Appendix B.

6.Transfer; Successors and Assigns

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of Issuer. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note to Issuer for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Issuer, and, thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Note if mutilated, Issuer will make and deliver a new Note of like tenor, in lieu of this Note.

7.Governing Law; Consent to Jurisdiction and Jury Trial Waiver.

(a)Governing Law. This Note shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)Consent to Jurisdiction. The parties irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if under applicable Law exclusive jurisdiction over the applicable matter is vested in the federal courts, any court of the United States located in the State of Delaware) for the purposes of any Proceeding arising out of this Note or the transactions contemplated hereby (and each party agrees that no such Proceeding relating to this Note or the transactions contemplated hereby shall be brought by it except in such courts). The parties irrevocably and unconditionally waive (and agree not to plead or claim) any objection to the laying of venue of any Proceeding arising out of this Note or the transactions contemplated hereby in (i) any state or federal court sitting in the State of Delaware, or (ii) any state appellate court therefrom within the State of Delaware or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and non-appealable judgment against a party hereto in connection with any Proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

(c)JURY TRIAL WAIVER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(C).

8.Notices

Any notice required or permitted by this Note shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one (1) business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in subsection (d), or (d) three (3) days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address of such party indicated directly below, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party given in the foregoing manner.

CenStar	Holder
12140 Wickchester Lane Suite 100 Houston, TX 77079 Attn: Chief Executive Officer	Woden Holdings, LLC (fka Verde Energy USA Holdings, LLC) 777 Preston Street, Apt. 32M Houston, TX 77002
With copies to:	With copies to:
Spark Energy, Inc. 12140 Wickchester Lane, Suite 100 Houston, TX 77079 Attention: General Counsel and Clint H. Smith Fishman Haygood, LLP 201 St. Charles Avenue, Suite 4600 New Orleans, LA 70170	Stephen J. Geissler, Esq. Stephen J. Geissler, Esq., LLC 68 Warren Glen Burlington, CT 06013 and: William S. Lamb Baker Botts LLP 30 Rockefeller Plaza New York, NY 10112

9.Amendments and Waivers

Any term of this Note may be amended only with the written consent of the Issuer and the Holder. Any amendment or waiver effectuated in accordance with this Section 9 shall be binding upon Issuer, Holder and each transferee of this Note.

10.Shareholders, Officers and Directors Not Liable

In no event shall any shareholder, officer or director of CenStar be liable for any amounts due or payable pursuant to this Note.

11.Action to Collect on Note

Issuer promises to pay, in addition to said principal sum and interest hereby (the "Loan Indebtedness"), all costs of collection including reasonable attorneys' fees incurred by Holder to (1) collect the Loan Indebtedness due hereunder from any party liable for the payment of the Loan Indebtedness whether as maker, endorser, guarantor, surety or otherwise (the "Note Parties") and realize its rights under this Note, (2) enforce, foreclose and realize its rights under this Note, and (3) defend, protect and assert Holder's rights under this Note in connection with any proceeding under any bankruptcy, reorganization, dissolution or liquidation law relating to any of the Note Parties. Said costs, expenses and reasonable attorneys' fees enumerated above shall expressly include but not be limited to those as may be incurred by Holder to collect the Loan Indebtedness due hereunder from any of the Note Parties after judgment in favor of Holder, including those incurred by Holder to foreclose any judgment lien, or to otherwise obtain payment and satisfaction of such judgment from any of the Note Parties. Issuer's obligation to pay such costs and reasonable attorneys' fees of Holder in connection with the protecting, asserting, enforcing or realizing of the rights and remedies above described shall exist whether or not proceedings are instituted or legal appearances made on behalf of Holder.

12.Severability

If any provision of this Note shall be judicially declared to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Note would not be materially and adversely affected thereby, such provision shall be fully separable, and this Note shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions of this Note shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom.

[Signature Page Follows]

ISSUER:

CENSTAR ENERGY CORP.

By:    /s/ Gil Melman
Name:    Gil Melman
Title:    Vice President and General Counsel

GUARANTOR:

SPARK ENERGY, INC.

By:    /s/ Gil Melman
Name:    Gil Melman
Title:    Vice President and General Counsel

AGREED TO AND ACCEPTED:

HOLDER:

WODEN HOLDINGS, LLC (fka VERDE ENERGY USA HOLDINGS, LLC)

By:    /s/ Thomas FitzGerald
Name:    Thomas FitzGerald
Title:    CEO

APPENDIX A
Amortization Schedule

Month	Gross Payment	Escrow	Net to Seller
1	$1,155,610.69	$388,888.89	$766,721.80
2	$1,155,610.69	$388,888.89	$766,721.80
3	$1,155,610.69	$388,888.89	$766,721.80
4	$1,155,610.69	$388,888.89	$766,721.80
5	$1,155,610.69	$388,888.89	$766,721.80
6	$1,155,610.69	$388,888.89	$766,721.80
7	$1,180,502.68	$488,888.89	$691,613.79
8	$1,180,502.68	$488,888.89	$691,613.79
9	$1,180,502.68	$488,888.89	$691,613.79
10	$1,180,502.68	$488,888.89	$691,613.79
11	$1,180,502.68	$488,888.89	$691,613.79
12	$1,180,502.68	$488,888.89	$691,613.79
13	$1,180,502.68	$488,888.89	$691,613.79
14	$1,180,502.68	$488,888.89	$691,613.79
15	$1,180,502.68	$488,888.89	$691,613.79
16	$1,180,502.68	$488,888.89	$691,613.79
17	$1,180,502.68	$388,888.89	$791,613.79
18	$1,180,502.68	$388,888.87	$791,613.81
	$21,099,696.30	$8,000,000.00	$13,099,696.30

APPENDIX B
To Promissory Note

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants to Issuer as follows:

A.Investment Intent. Holder hereby represents and warrants that Holder is acquiring the Note for the Holder’s own account, not as nominee or agent, for beneficial interests and investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws.

B.Restricted Securities. The Holder understands that this Note is a “restricted security” under the federal securities laws inasmuch as it is being acquired from Issuer in a transaction not involving a public offering and that under such law and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Holder represents that is it familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.